UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2010

Mattson Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24838	77-0208119
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of principal executive offices including zip code)

(510) 657-5900
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On January 25, 2010, Richard E. Dyck was elected as a member of our Board of Directors as a Class III director. Our Board of Directors has determined that Mr. Dyck qualifies as an "independent" director under the applicable NASDAQ listing standards.

In accordance with Mattson's compensation policies for non-employee directors, Mr. Dyck will be paid an annual retainer of $50,000. There will be no additional payments per board meeting. During 2010, each non-employee director who has continuously served on the Board for six months as of the date of the Annual Meeting of Stockholders will be granted an option to purchase 16,000 shares on the date of such Annual Meeting of Stockholders. The Company also reimburses its outside directors for travel expenses and other out-of-pocket expenses associated with attending meetings.

Upon joining the Board of Directors, Mr. Dyck was also granted an option to purchase 24,000 shares of Mattson common stock, and will qualify for future grants of Mattson common stock in accordance with Mattson's compensation policies for non-employee directors.

On January 29, 2010, the Company issued a press release regarding the election of Mr. Dyck to Mattson's Board of Directors. The full text of the Company's press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
Exhibit	Description
99.1	January 29, 2010 Press Release by Mattson Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 29, 2010

Mattson Technology, Inc.

By: /s/ Andy Moring

Andy Moring
Executive Vice President and Chief Financial Officer, Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	January 29, 2010 Press Release by Mattson Technology, Inc. Also provided in PDF format as a courtesy.